EXHIBIT 99


For Immediate Release                      For Further Information:
Tuesday, April 18, 2000                    Jeff Francis, President and CEO
                                           Terri Liutkus, Treasurer and CFO
                                           330/726-3396 - phone
                                           330/758-1356 - fax

   FFY Financial Corp. Reports 3rd Quarter Net Income and Regular Dividend


Youngstown, Ohio, April 18, 2000 - FFY Financial Corp. (NASDAQ: FFYF) announced net income for its third fiscal quarter ended March 31, 2000 of $2.0 million, or $.31 per diluted share. This compares to net income of $2.1 million, or $.30 per diluted share for the same prior year quarter. Current quarter return on equity was 12.50%, the Company's highest ever reported and a 15% increase over the same prior year quarter.

Assets totaled $667.7 million at March 31, 2000, a decline of $8.0 million, or 1% from $675.7 million at June 30, 1999. The decline in assets was the result of a $30.1 million, or 16% decline in the securites portfolio from maturities, sales proceeds and a decline in market value related to the current interest rate environment. The securities portfolio totaled $160.2 million at March 31, 2000. Partially offsetting the decline in the securities portfolio was a $24.2 million, or 5% increase in loans receivable, which totaled $478.4 million, including $173,000 in loans available for sale, at March 31, 2000.

Deposits declined $14.3 million, or 3% during the nine month period due to a decline in certificate accounts, and totaled $443.0 million at March 31, 2000. The decline in deposits was funded by cash flows from the securities portfolio and a $6.2 million increase in borrowed funds. Borrowed funds totaled $89.0 million at March 31, 2000.

At its meeting on April 18, 2000 the Company's board of directors declared its regular quarterly dividend of 12.5 cents per share to be paid on May 11, 2000 to shareholders of record on April 28, 2000.

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1999 and Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)

Selected Consolidated Financial Condition Data:
-----------------------------------------------     March 31,     June 30,       %
($ in thousands)                                      2000          1999       Change
                                                    ---------     --------     ------

Total assets                                        $667,684      $675,691       -1%
Loans receivable, net                                478,269       453,839        5%
Loans available for sale                                 173           442        NM
Allowance for loan losses                              2,703         2,645        2%
Non-performing assets                                  3,172         2,356       35%
Securities available for sale                        160,206       190,326      -16%
Deposits                                             443,020       457,343       -3%
Short-term repurchase agreements(1)                    7,694         6,618       16%
Long-term repurchase agreements(1)                    51,300        51,300        0%
Short-term borrowed funds                              9,740        22,800      -57%
Long-term borrowed funds                              79,280        60,000       32%
Stockholders' equity                                  65,062        70,117       -7%


                                                                 Three months ended                  Nine months ended
                                                                     March 31,                           March 31,
Selected Consolidated Operations Data:                     ------------------------------     ------------------------------
--------------------------------------                                               %                                  %
($ in thousands except per share amounts)                   2000        1999       Change      2000        1999       Change
                                                           -------     -------     ------     -------     -------     ------

Total interest income                                      $12,488     $12,241        2%      $37,172     $36,786        1%
Total interest expense                                       7,091       6,522        9%       20,738      19,975        4%
                                                           -------------------                -------------------

      Net interest income                                    5,397       5,719       -6%       16,434      16,811       -2%
Provision for loan losses                                      135         131        3%          341         381      -10%
                                                           -------------------                -------------------

      Net interest income after
       provision for loan losses                             5,262       5,588       -6%       16,093      16,430       -2%
Service charges                                                264         217       22%          807         633       27%
Gain on sale of securities                                      17          54      -69%           46         113      -59%
Gain on sale of loans                                           45         202      -78%          164         591      -72%
Other non-interest income                                      149         113       32%          472         550      -14%
Total non-interest expense                                  (2,906)     (3,048)      -5%       (9,340)     (9,313)       0%
                                                           -------------------                -------------------

      Income before income taxes and
       minority interest                                     2,831       3,126       -9%        8,242       9,004       -8%

Income tax expense                                             830       1,086      -24%        2,447       3,046      -20%
Minority interest in loss of consolidated subsidiaries          (5)       (106)       NM           (8)       (106)       NM
                                                           -------------------                -------------------

Net income                                                 $ 2,006     $ 2,146       -7%      $ 5,803     $ 6,064       -4%
                                                           ===================                ===================

Basic earnings per share                                   $  0.32     $  0.31        3%      $  0.90     $  0.84        7%
                                                           ===================                ===================

Diluted earnings per share                                 $  0.31     $  0.30        3%      $  0.88     $  0.81        9%
                                                           ===================                ===================

Cash dividends declared per share                          $ 0.125     $0.1125       11%      $ 0.375     $0.3375       11%
                                                           ===================                ===================

<F1>  - Securities sold under agreements to repurchase.
<FNM> - Not a meaningful measure of performance.



FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)

                                                              Three months ended             Nine months ended
                                                                   March 31,                     March 31,
                                                           -------------------------     -------------------------
Selected Financial Ratios and Other Data:                     2000           1999           2000           1999
-----------------------------------------                  ----------     ----------     ----------     ----------

Performance Ratios:
  Return on average assets(1)                                1.20%(7)       1.29%(7)       1.16%(7)       1.22%(7)
  Return on average equity(2)                               12.50%(7)      10.86%(7)      11.80%(7)       9.91%(7)
  Interest rate spread information:
    Average during period(3)                                 2.93%(7)       3.16%(7)       3.00%(7)       3.05%(7)
    End of period(3)                                         2.86%          3.04%          2.86%          3.04%
  Net interest margin(3)(4)                                  3.43%(7)       3.67%(7)       3.48%(7)       3.62%(7)
  Operating expense to average assets                        1.75%(7)       1.83%(7)       1.86%(7)       1.88%(7)
  Efficiency ratio(5)                                       49.39%         47.80%         52.02%         49.76%
  Dividend payout ratio(6)                                  40.32%         37.50%         42.61%         41.67%

Quality Ratios (end of period):
  Non-performing assets to total assets                      0.48%          0.55%          0.48%          0.55%
  Allowance for loan losses to non-performing assets        85.21%         75.62%         85.21%         75.62%
  Allowance for loan losses to gross loans outstanding       0.56%          0.59%          0.56%          0.59%

Capital Ratios:
  Equity to total assets at end of period                    9.74%         11.46%          9.74%         11.46%
  Average equity to average assets                           9.64%         11.86%          9.82%         12.34%
  Book value per share                                     $ 9.58         $10.29         $ 9.58         $10.29
  Tangible book value per share                            $ 9.55         $10.26         $ 9.55         $10.26
  Change in book value and tangible book value
   per share due to SFAS No. 115                           $(0.93)        $ 0.04         $(0.93)        $ 0.04
  Ratio of average interest-earning assets to
   average interest-bearing liabilities                      1.10x          1.13x          1.10x          1.14x

<F1>  - Ratio of net income to average total assets.
<F2>  - Ratio of net income to average equity.
<F3>  - Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 34%.
<F4>  - Net interest income divided by average interest earning assets -
      calculated without consideration of the unrealized gain/loss on securities available for sale.
<F5>  - Ratio is calculated without consideration to goodwill amortization and gain on sale of securities.
<F6>  - Cash dividends declared per share divided by diluted earnings per share.
<F7>  - Annualized.